Exhibit 99.1

MCEWEN MINING: Q2 2022 RESULTS

TORONTO, Aug 11th, 2022 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) today reported its second quarter (Q2) results for the period ended June 30th, 2022.

•	Fox Complex performed well, producing 11,200 GEOs, the highest quarterly production in over three years, at cash costs of $985 per GEO and AISC of $1,290 per GEO.

•	Average cash costs(2) per GEO sold from our 100%-owned mines in Q2 was $1,169, 15% below our guidance midpoint of $1,380 per GEO. Average all-in sustaining costs ("AISC")(2) per GEO sold from our 100%-owned mines was $1,549, 11% below our guidance midpoint of $1,740 per GEO.

•	Production was 27,600 gold ounces and 704,600 silver ounces, or 36,100 gold equivalent ounces(1) (GEOs)(see Table 1), compared to 40,700 GEOs during Q2 2021.

•	San José mine delivered solid results producing 19,600 GEOs at cash costs and AISC per GEO sold of $1,144 and $1,468, respectively.

•	Gold Bar mine progressed the development of the Gold Bar South deposit, which is expected to contribute to lower-cost production later this year and through 2023.

•	Our consolidated net loss in Q2 was $12.4 million, or $0.26 per share (giving effect to the 1-for-10 reverse share split on July 28th), which relates primarily to $14.4 million investment in our Los Azules copper project, $4.8 million in other exploration and advanced projects, and a gross profit of $4.2 million from our operations.

•	Our 100%-owned mines generated a cash gross profit(2) of $7.7 million in Q2 and a gross profit of $4.2 million. Cash gross profit is calculated by adding back depletion and depreciation to gross profit.

•	Cash and cash equivalents at June 30th, 2022, totaled $47.8 million.

•	We are saddened to announce that Dr. Donald R. M. Quick, a Director of the Company and its predecessors since 2008, passed away in July following a brief illness. Dr. Quick made important contributions to the boards of McEwen Mining and Minera Andes during his 14 years with the companies. Among his many qualities, he was a great friend and colleague, and will be dearly missed.

•	A webcast will be held on Thursday, Aug 11th at 11:00 am EDT. Please see the details further below.

Operations Update

Fox Complex, Canada (100% interest)

Fox produced 11,200 GEOs in Q2 at total cash costs and AISC of $985 and $1,290 per GEO sold, respectively. This compares to 7,100 GEOs at total cash costs and AISC of $917 and $1,088 per GEO sold, respectively, in Q2 2021.

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Fox achieved the highest quarterly production since Q3 2018 of 11,200 GEOs, as the mine rebounded from a slow start to 2022, resulting from mechanical issues at the mill and a COVID-related labour shortage. Fox production benefitted from the large stockpile accumulated during Q1 and increased during Q2, and the effects of the ongoing mill debottlenecking process. Mill throughput is expected to continue to improve during the remainder of the year resulting in strong H2 production. Drilling below the mineral resources envelop at Froome has been successful and is expected to extend the mine life.

In Q2, we incurred $2.6 million for exploration. Our exploration spend at Fox for 2022 & 2023 is forecasted to be $10.0 million and $15.0 million, respectively. During the remainder of 2022, exploration will complete up to 39,000 m (128,000 ft) of drilling and will focus on:

•	Continuing delineation and expansion of the Stock West deposit, particularly toward the West;

•	Expansion of shallow mineralization identified near the Stock Mine;

•	Test areas of high grade from 2021 drilling at the Gibson and Whiskey Jack targets at Grey Fox to potentially expand the resource;

•	Follow up on deeper priority targets at the Stock property, where attractive results from initial drilling show significant potential.

The objective of all our work is to continue to improve upon the Preliminary Economic Assessment (PEA) for the Fox Complex (see news release dated January 26, 2022). The PEA presents estimates for a positive business case for the Fox Complex expansion project, with potential average gold production of 80,800 gold ounces per year over nine (9) years, after the depletion of Froome. The economic analysis estimates an after-tax IRR of 21% at a gold price of $1,650 per ounce and average cash costs and AISC per ounce of gold sold of $769 and $1,246, respectively. Ongoing exploration is designed to reduce the funding requirements and improve the payback period by delineating additional resources in strategic locations to facilitate a greater degree of internal funding.

Recent encouraging drill results at the Stock Property that may support improvement to the PEA include:

•	5.47 g/t Au over 7.7 m true width (TW)	(Hole SM22-070)

•	6.62 g/t Au over 8.3 m TW	(Hole SM22-090)

•	5.62 g/t Au over 11.4 m TW	(Hole SM22-089)

Holes SM22-070 and SM22-090 intercepted shallower footwall green carbonate mineralization between 250 m to 300 m (800 to 1,000 ft) below the surface. Hole SM22-089 intersected mineralization 457 m (1,500 ft) below surface in the separate footwall grey carbonate host unit.

Gold Bar Mine, USA (100% interest)

Gold Bar produced 5,100 GEOs in Q2 at total cash costs and AISC of $1,562 and $2,108 per GEO sold, respectively. This compares to 14,100 GEOs at total cash costs and AISC of $1,463 and $1,619 per GEO sold, respectively, in Q2 2021.

Gold production continued to be below expectations due to the presence of carbonaceous material that is being treated as waste and lower contract mining rates resulting from a staffing shortage. During the quarter, 505,000 tonnes of mineralized material was mined but only 171,000 tonnes was processed, compared to 646,000 tonnes mined and 727,000 tonnes processed during the same period of 2021. However, heap leach recovery rates are outperforming our model, resulting in a potential increase in the leach pad inventory and assumed gold recovery. Drilling conducted at the Central Zone of the Pick deposit, designed to evaluate the presence of carbonaceous material, has encountered significantly less carbon; further metallurgical testing is underway.

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On April 1st, 2022, we received regulatory approval to amend the plan of operations to include the Gold Bar South (GBS) deposit. We are planning to start construction of the access road in Q3, and GBS is expected to contribute to production in Q4. GBS has positive attributes compared to the current mining areas, such as a much lower waste stripping ratio, oxide mineralization with no carbonaceous material, and a higher average gold grade partially offset by lower heap leach recovery. Most of the ore mined in 2023 is expected to be sourced from GBS.

In Q2, we spent $1.2 million for exploration and conducted some 3,660 m (12,000 ft) of drilling, with a focus on drilling around the Pick and Atlas pits. At Pick, drilling targeted in-fill of the Phase 2 pit to improve the confidence in non-carbonaceous oxide mineralization. In addition, drilling targeted extensions of mineralization at the North pit wall along the controlling faults. At Atlas, drilling included a sonic program to evaluate mineral potential within the historic Atlas waste dump and targeted three attractive areas around the historic open pit.

San José Mine, Argentina (49% interest)

San José attributable production for Q2 was 11,100 gold ounces and 704,600 silver ounces, for a total of 19,600 GEOs. Total cash costs and AISC for the quarter were $1,144 and $1,468 per GEO sold, respectively. This compares to 18,200 GEOs at total cash costs and AISC of $1,105 and $1,500 per GEO sold, respectively, in Q2 2021.

San José production recovered from COVID-19-related issues experienced in Q1. Despite the slow start to the year, the San José mine is expected to meet production guidance of 69,500 to 77,500 GEOs (49%).

In Q2, 3,600 m (11,800 ft) of exploration drilling were completed around the mine area (Agostina and Ayelen SE veins), and 700 m (2,300 ft) were completed at the Ciclon project. Drilling highlights include 7.5 g/t gold and 84 g/t silver over 4.1 m (hole SJD-2468) and 6.9 g/t gold and 648 g/t silver over 1.5 m (hole SJM-594). An additional 2,000 m (6,600 ft) of exploration drilling is planned in Q3.

McEwen Copper (76% interest)

The Los Azules project, located in San Juan, Argentina, is one of the world's largest undeveloped open-pit copper porphyry deposits. Surface drilling at Los Azules concluded in late May, with some 13,500 m (44,300 ft) completed to date in 2022. Three primary objectives of the program include:

•	Improve confidence in the resource by converting Inferred mineral resources to the Indicated category;

•	Accelerate project advancement with metallurgical, hydrological and geotechnical drilling and

•	Test the limits of the depth extension of the higher-grade mineralization.

Results from this drilling program will be used to update the 2017 Preliminary Economic Assessment (PEA). In the PEA, estimated Indicated and Inferred mineral resources were 10.2 and 19.3 billion lbs. of copper, respectively. Extensive enterprise optimization work is underway on potential larger scale, lower cost and lower carbon footprint alternatives. The updated study is planned to be released in Q1 2023.

Future drilling will evaluate the potential to expand the deposit at depth. While the median depth of drill holes within the Los Azules resource database is 175 m (575 ft), it is not uncommon for porphyry copper mineralization to extend well beyond 1,000 m (3,280 ft) of depth. Numerous drill holes at Los Azules have encountered strong copper grades below the 2017 PEA pit bottom, with all three holes drilled to a depth of over one kilometer ending in copper mineralization.

McEwen Copper spent $14.4 million in Q2 to advance the Los Azules project. On June 21st, 2022, McEwen Copper announced the closing of the second tranche of a private placement offering comprised of a $10 million investment by the Victor Smorgon Group advised by Arete Capital Partners, both of Australia, and $5 million from other investors, for total gross proceeds of $15.0 million. The amount raised in the first and second tranches of the private placement now stands at $55.0 million.

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McEwen Copper has built an experienced management team in Argentina to advance to a feasibility level of technical study after completion of the updated preliminary economic assessment. Planning is underway for the next drilling season that will start in Q4 2022.

NYSE Listing

On July 28th a 1-for-10 reverse split of the Company’s common stock became effective on the NYSE and TSX exchanges. As a result, the Company has regained compliance with the NYSE’s continued listing standards.

Table 1 below provides production and cost results for Q2 & H1 2022 with comparative results for Q2 & H1 2021 and our guidance range for 2022.

	Q2		H1		Full Year 2022
	2022	2021	2022	2021	Guidance Range
Consolidated Production
Gold (oz)	27,600	31,700	48,450	55,000	118,000-133,000
Silver (oz)	704,600	611,700	1,039,500	1,104,900	2,520,000-2,800,000
GEOs(1)	36,100	40,700	61,200	71,300	153,000-172,000
Gold Bar Mine, Nevada
GEOs(1)	5,100	14,100	11,400	21,500	38,000-44,000
Cash Costs ($/GEO)(1)	1,562	1,463	1,951	1,598
AISC ($/GEO)(1)	2,108	1,619	2,377	1,725
Fox Complex, Canada
GEOs(1)	11,200	7,100	18,900	12,300	44,000-49,000
Cash Costs ($/GEO)(1)	985	917	1,066	1,066
AISC ($/GEO)(1)	1,290	1,088	1,460	1,282
San José Mine, Argentina (49%)
Gold production (oz)(3)	11,100	9,300	17,550	18,800	34,500-38,500
Silver production (oz)(3)	704,600	607,000	1,039,500	1,099,600	2,520,000-2,800,000
GEOs(1)(3)	19,600	18,200	30,300	34,800	69,500-77,500
Cash Costs ($/GEO)(1)	1,144	1,105	1,351	1,097
AISC ($/GEO)(1)	1,468	1,500	1,737	1,418

Our El Gallo project produced 200 GEOs in Q2 2022, 600 GEOs in H1 2022, 1,300 GEOs in Q2 2021, and 2,500 GEOs in H1 2021. Residual heap leaching ceased in July 2022.

Notes:

1.	'Gold Equivalent Ounces' are calculated based on a gold to silver price ratio of 83:1 for Q2 2022, 78:1 for Q1 2022 and 68:1 for Q1 & Q2 2021. 2022 production guidance is calculated based on 72:1 gold to silver price ratio.

2.	Cash gross profit, cash costs per ounce sold, all-in sustaining costs (AISC) per ounce sold are non-GAAP financial performance measures with no standardized definition under U.S. GAAP. For definition of the non-GAAP measures see "Non-GAAP Financial Measures" section in this press release; for the reconciliation of the non-GAAP measures to the closest U.S. GAAP measures, see the Management Discussion and Analysis for the year ended December 31, 2021 (as amended) filed on Edgar and SEDAR.

3.	Represents the portion attributable to us from our 49% interest in the San José Mine.

For the SEC Form 10-Q Financial Statements and MD&A refer to: http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000314203

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Conference Call and Webcast

Management will discuss our Q2 financial results and project developments and follow with a question-and-answer session. Questions can be asked directly by participants over the phone during the webcast.

Thursday August 11th, 2022 at 11:00 am EDT	Webcast URL:	https://events.q4inc.com/attendee/976450200
Call into the conference over the phone:

Please register here:

https://conferencingportals.com/event/ZSafhHZi

Participants who cannot access the internet can dial-in using the numbers below:

Participant Toll-Free Dial-In Number: 1 (888) 330-2398

Participant Toll Dial-In Number: 1 (240) 789-2709

Conference ID: 67121

The webcast will be archived on McEwen Mining's website at https://www.mcewenmining.com/media following the call.

Technical Information

The technical content of this news release related to financial results, mining and development projects has been reviewed and approved by William (Bill) Shaver, P.Eng., COO of McEwen Mining and a Qualified Person as defined by SEC S-K 1300 and the Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

The technical content of this news release related to geology, exploration and drilling results has been reviewed and approved by Stephen McGibbon, P.Geo, SVP Exploration of McEwen Mining and a Qualified Person as defined by NI 43-101.

Hole ID	Azimuth	Dip	Length (m)	UTM North (m)	UTM East (m)	Elevation (m)
SM22-070	316̊	-61̊	363	5377411	517959	267
SM22-089	337̊	-55̊	651	5377204	528073	272
SM22-090	272̊	-50̊	384	5377515	518063	267

Reliability of Information Regarding San José

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining's joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

CAUTIONARY NOTE REGARDING NON-GAAP MEASURES

In this release, we have provided information prepared or calculated according to United States Generally Accepted Accounting Principles ("U.S. GAAP"), as well as provided some non-U.S. GAAP ("non-GAAP") performance measures. Because the non-GAAP performance measures do not have any standardized meaning prescribed by U.S. GAAP, they may not be comparable to similar measures presented by other companies.

Cash Costs and All-in Sustaining Costs

Cash costs consist of mining, processing, on-site general and administrative costs, community and permitting costs related to current operations, royalty costs, refining and treatment charges (for both doré and concentrate products), sales costs, export taxes and operational stripping costs, and exclude depreciation and amortization. All-in sustaining costs consist of cash costs (as described above), plus accretion of retirement obligations and amortization of the asset retirement costs related to operating sites, sustaining exploration and development costs, sustaining capital expenditures, and sustaining lease payments. Both cash costs and all-in sustaining costs are divided by the gold equivalent ounces sold to determine cash costs and all-in sustaining costs on a per ounce basis. We use and report these measures to provide additional information regarding operational efficiencies on an individual mine basis, and believe that these measures provide investors and analysts with useful information about our underlying costs of operations. A reconciliation to production costs applicable to sales, the nearest U.S. GAAP measure is provided in McEwen Mining's Form 10-Q for the period ended June 30th, 2022.

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Cash Gross Profit

Cash gross profit is a non-GAAP financial measure and does not have any standardized meaning. We use cash gross profit to evaluate our operating performance and ability to generate cash flow; we disclose cash gross profit as we believe this measure provides valuable assistance to investors and analysts in evaluating our ability to finance our ongoing business and capital activities. The most directly comparable measure prepared in accordance with GAAP is gross profit. Cash gross profit is calculated by adding depletion and depreciation to gross profit. A reconciliation to gross profit, the nearest U.S. GAAP measure is provided in McEwen Mining's Form 10-Q for the period ended June 30th, 2022.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, Mexico and Argentina. It also has a large exposure to copper through its subsidiary McEwen Copper, owner of the Los Azules copper deposit in Argentina.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com Join our email list for updates: https://www.mcewenmining.com/contact-us/

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

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Twitter: twitter.com/mcewenmining

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150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

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